                                                                       EXHIBIT 2

                                AMENDMENT NO. 1
                                      TO
                               RIGHTS AGREEMENT


          This Amendment No. 1 to Rights Agreement (this "Amendment") is entered into as of January 30, 1999, between ICU Medical, Inc., a Delaware corporation (the "Company"), and Chase Mellon Shareholder Services, L.L.C., a New Jersey limited liability company (the "Rights Agent").


                                   RECITALS

          A. On July 15, 1997, the Board of Directors of the Company authorized and declared a dividend distribution of one Right for each share of Common Stock of the Company outstanding at the close of business on July 28, 1997 (the "Record Date"), and authorized the issuance of one Right for each share of Common Stock of the Company issued between the Record Date (whether originally issued or delivered from the Company's treasury) and the Distribution Date, each Right initially representing the right to purchase one one-hundredth of a share of Series A Junior Participating Preferred Stock of the Company having the rights, powers and preferences set forth in the form of a Certificate of Designation, Preferences and Rights, upon the terms and subject to the conditions set forth in a Rights Agreement dated as of July 15, 1999 (the "Agreement") between the Company and Chase Mellon Shareholder Services, L.L.C. (the "Rights Agent").

          B. Before the Distribution Date, the Board of Directors may direct that the Agreement be amended without the approval of any holders of certificates representing Common Stock; and the Board of Directors has directed that the Agreement be amended as provided in this Amendment.


                                   AGREEMENT

          NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

          SECTION 1.  DEFINED TERMS.  Capitalized terms used in this Amendment
                      -------------
without definition have the meanings given to them in the Agreement.

          SECTION 2.  DELETION OF SECTION 24(c).  Subsection (c) of Section 24
                      -------------------------
of the Agreement is hereby deleted in its entirety.

          SECTION 3.  AMENDMENT OF RIGHTS CERTIFICATE.  The form of Rights
                      -------------------------------
Certificate attached as Exhibit B to the Agreement is hereby amended to read in its entirety as set forth in Exhibit B to this Amendment.

          SECTION 4.  AMENDMENT OF SUMMARY OF RIGHTS.  The form of Summary of
                      ------------------------------
Rights to Purchase Preferred Stock attached as Exhibit C to the Agreement is hereby amended to read in its entirety as set forth in Exhibit C to this Amendment.

          SECTION 5.  FULL FORCE AND EFFECT OF AGREEMENT AS AMENDED.  In all
                      ---------------------------------------------
other respects, the Agreement shall remain in full force and effect, as amended by this Amendment.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                   ICU MEDICAL, INC.



                                   By: /s/ George A. Lopez
                                       ------------------------
                                       Name:  George A. Lopez
                                       Title:  Chairman



                                   CHASE MELLON SHAREHOLDER SERVICES, L.L.C.



                                   By: /s/ Raymond Torres
                                       -----------------------
                                       Name:   Raymond Torres
                                       Title:  Assistant Vice President
                                               Stock Transfer Administration

                                                                       Exhibit B
                                                                       ---------

                         [FORM OF RIGHTS CERTIFICATE]


Certificate No. R-                                             __________ Rights

     NOT EXERCISABLE AFTER AUGUST 7, 2007 OR EARLIER IF REDEEMED BY THE COMPANY. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.01 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON (AS SUCH TERM IS DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(E) OF SUCH AGREEMENT.] /1/


                         Rights Certificate
                          ICU MEDICAL, INC.

          This certifies that _________________, or his registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of July 15, 1997, as amended, (the "Rights Agreement") between ICU Medical, Inc., a Delaware corporation (the "Company"), and Chase Mellon Shareholder Services, L.L.C. ("Rights Agent"), to purchase from the Company at any time prior to 5:00 P.M. (California time) on August 7, 2007 at the office or offices of the Rights Agent designated for such purpose, or its successors as Rights Agent, one one-hundredth of a fully paid, nonassessable share of Series A Junior Participating Preferred Stock (the "Preferred Stock") of the Company, at a purchase price of $50 per one one-hundredth of a share (the "Purchase Price"), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and related Certificate duly executed. The Purchase Price shall be paid, at the election of the holder, in cash or shares of Common Stock of the Company having an equivalent value. The number of Rights evidenced by this Rights Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of _______________, based on the Preferred Stock as constituted at such date.

_______________________
/1/ The portion of the legend in brackets shall be inserted only if applicable and shall replace the preceding sentence.

          Upon the occurrence of a Section 11(a)(ii) Event (as such term is defined in the Rights Agreement), if the Rights evidenced by this Rights Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement), (ii) a transferee of any such Acquiring Person, Associate or Affiliate, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a person who, after such transfer, became an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Section 11(a)(ii) Event.

          As provided in the Rights Agreement, the Purchase Price and the number and kind of shares of Preferred Stock or other securities, which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events, including Triggering Events.

          This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent and are also available upon written request to the Rights Agent.

          This Rights Certificate, with or without other Rights Certificates, upon surrender at the principal office or offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of one one-hundredths of a share of Preferred Stock as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

          Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $.001 per Right at any time prior to the earlier of the close of business on (i) the Stock Acquisition Date (as such time period may be extended pursuant to the Rights Agreement), and (ii) the Final Expiration Date. After the expiration of the redemption period, the Company's right of redemption may be reinstated if an Acquiring Person reduces his beneficial ownership to 10% or less of the outstanding shares of Common Stock in a transaction or series of transactions not involving the Company.

          Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be exchanged in whole or in part for shares of the Company's Common Stock (or shares of Preferred Stock of the Company equal in market value to one share of Common Stock) at an exchange ratio of one share of Common Stock per Right, subject to adjustment.

          The Company is not required to issue fractional shares of Preferred Stock upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-hundredth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depository receipts), but in lieu thereof a cash payment may be made, as provided in the Rights Agreement.

          No holder of this Rights Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or, to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

          This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been counter-signed by the Rights Agent.

          WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

Dated as of the ___ day of _________, ____.

                              ICU MEDICAL, INC.



                              By: _______________________________
                                  Name:
                                  Title:

                              Countersigned:

                              CHASE MELLON SHAREHOLDER SERVICES, L.L.C.



                              By: _______________________________
                                  Authorized Signature

                 [FORM OF REVERSE SIDE OF RIGHTS CERTIFICATE]


                              FORM OF ASSIGNMENT

          (To be executed by the registered holder if such holder desires to transfer the Rights Certificate.)

FOR VALUE RECEIVED______________________________________________________________
hereby sells, assigns and transfers unto________________________________________
________________________________________________________________________________
                 (Please print name and address of transferee)

________________________________________________________________________________
this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _______________ Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.

Date: ___________________


                                                  ______________________________
                                                  Signature

Signature Guaranteed:

     Signatures must be guaranteed by a bank, broker, dealer, credit union or savings association or other entity that is a member in good standing of a signature guarantee medallion program approved by the Securities Transfer Association, Inc.

                                  Certificate
                                  -----------

          The undersigned hereby certifies by checking the appropriate boxes that:

          (1)  this Rights Certificate

               [  ] is

               [  ] is not

                    being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement); and

          (2) after due inquiry and to the best knowledge of the undersigned, it [_] did [_] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Date:_____,__
                                                  ______________________________
                                                  Signature


Signature Guaranteed:


     Signatures must be guaranteed by a bank, broker, dealer, credit union or savings association or other entity that is a member in good standing of a signature guarantee medallion program approved by the Securities Transfer Association, Inc.

                                    NOTICE
                                    ------

          The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                         FORM OF ELECTION TO PURCHASE
                         ----------------------------

(TO BE EXECUTED IF HOLDER DESIRE TO EXERCISE RIGHTS REPRESENTED BY THE RIGHTS CERTIFICATE.)


To:  ICU MEDICAL, INC.


          The undersigned hereby irrevocably elects to exercise __________ Rights represented by this Rights Certificate to purchase the shares of Preferred Stock issuable upon the exercise of the Rights (or such other securities of the Company or of any other person which may be issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of and delivered to:


Please insert social security or other identifying number: _____________________

________________________________________________________________________________
                        (Please print name and address)

________________________________________________________________________________

          If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:


Please insert social security or other identifying number: _____________________

________________________________________________________________________________
                        (Please print name and address)

________________________________________________________________________________


________________________________________________________________________________


Dated:  ___________________, _____.


                                             ___________________________________
                                             Signature


Signature Guaranteed:


     Signatures must be guaranteed by a bank, broker, dealer, credit union or savings association or other entity that is a member in good standing of a signature guarantee medallion program approved by the Securities Transfer Association, Inc.

                                  Certificate
                                  -----------


          The undersigned hereby certifies by checking the appropriate boxes that:


          (1)  the Rights evidenced by this Rights Certificate


               [  ] are


               [  ] are not


                    being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement); and

          (2) after due inquiry and to the best knowledge of the undersigned, it [_]did [_] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.



Dated:  _____________________.



                                                  ______________________________
                                                  Signature


Signature Guaranteed:


     Signatures must be guaranteed by a bank, broker, dealer, credit union or savings association or other entity that is a member in good standing of a signature guarantee medallion program approved by the Securities Transfer Association, Inc.


                                    NOTICE
                                    ------


          The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever. `

                                                                       Exhibit C
                                                                       ---------


                         SUMMARY OF RIGHTS TO PURCHASE
                                PREFERRED STOCK


          On July 15, 1997, the Board of Directors of ICU Medical, Inc. (the "Company") declared a dividend distribution of one Right for each outstanding share of Company Common Stock to stockholders of record at the close of business on July 28, 1997. Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock, no par value (the "Preferred Stock"), at a Purchase Price of $50 per one one-hundredth of a share, subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement, as amended, (the "Rights Agreement") between the Company and Chase Mellon Shareholder Services, L.L.C., as Rights Agent.

          Initially, the Rights will be attached to all Common Stock certificates representing shares then outstanding, and no separate Rights Certificates will be distributed. The Rights will separate from the Common Stock and a Distribution Date will occur upon the earlier of (i) a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of Common Stock (the "Stock Acquisition Date"), except under certain limited circumstances, or (ii) 10 business days (or such later date as the Board of Directors shall determine) following the commencement of a tender or exchange offer that would result in a person or group beneficially owning 15% or more of such outstanding shares of Common Stock. Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued after August 7, 1997 will contain a notation incorporating the Rights Agreement by reference, and (iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificates. Pursuant to the Rights Agreement, the Company reserves the right to require prior to the occurrence of a Triggering Event (as defined below) that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock will be issued.

          The Rights are not exercisable until the Distribution Date and will expire at the close of business on August 7, 2007 unless earlier redeemed by the Company as described below.

          As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date, and thereafter, the separate Rights Certificates alone will represent the Rights. Except as otherwise determined by the Board of Directors, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

          In the event that any Acquiring Person shall acquire beneficial ownership of more than 15% of the outstanding shares of Common Stock (except pursuant to (A) certain consolidations or mergers involving the Company or sales or transfers of the combined assets or earning power the Company and its subsidiaries or (B) an offer for all outstanding shares of Common Stock at a price and upon terms and conditions which a majority of the Board of Directors determines to be in the best interests of the Company and its stockholders), each holder of a Right (other than the Acquiring Person and certain related parties) will thereafter have the right to receive, upon exercise, Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right. However, Rights are not exercisable following the occurrence of any of the events described above until such time as the Rights are no longer redeemable by the Company as described below. Notwithstanding any of the foregoing, following the occurrence of any of the events described in this paragraph, all Rights that are, or under certain circumstances specified in the Rights Agreement were, beneficially owned by any Acquiring Person will be null and void.

          For example, at an exercise price of $50 per Right, each Right not owned by an Acquiring Person (or by certain related parties or transferees) following an event set forth in the preceding paragraph would entitle its holder to purchase $100 worth of Common Stock (or other consideration, as noted above)
for $50.   Assuming that the Common Stock had a per share market price of $10 at such time, the holder of each valid Right would be entitled to purchase 10 shares of Common Stock for $50.

          In the event that, at any time following the Stock Acquisition Date,
(i) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation, (ii) the Company is the surviving corporation in a consolidation or merger pursuant to which all or part of the outstanding shares of Common Stock are changed into or exchanged for stock or other securities of any other person or cash or any other property or (iii) more than 50% of the combined assets of earning power of the Company and its subsidiaries is sold or transferred (in each case other than certain consolidations with, mergers with and into, or sales of assets or earning power by or to subsidiaries of the Company as specified in the Rights Agreement), each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Rights. The events described in this paragraph and in the second preceding paragraph are referred to as the "Triggering Events."

          The Purchase Price payable, the number and kind of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) if holders of the Preferred Stock are granted certain rights or warrants to subscribe for Preferred Stock or securities convertible into Preferred Stock at less than the current market price of the Preferred Stock, or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness, cash (excluding regular quarterly cash dividends), assets (other than dividends payable in Preferred Stock) or of subscription rights or warrants (other than those referred to in (ii) immediately above).

          With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional shares of Preferred Stock are required to be issued (other than fractions which are integral multiples of one one-hundredth of a share of Preferred Stock) and, in lieu thereof, the Company may make an adjustment in cash based on the market price of the Preferred Stock on the trading data immediately prior to the date of exercise.

          At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding shares of Common Stock, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group, which will become void), in whole or in part, for shares of Common Stock at an exchange ratio of one share of Common Stock (or in certain circumstances Preferred Stock) per Right (subject to adjustment).

          At any time until the Stock Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $.001 per Right (payable in cash, shares of Common Stock or other consideration deemed appropriate by the Board of Directors). Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $.001 redemption price.

          Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for common stock of the acquiring company as set forth above or in the event that the Rights are redeemed.

          Other than those provisions relating to the principal economic terms of the Rights, any of the provisions of the Rights Agreement may be amended by the Board of Directors prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights (excluding the interest of any Acquiring Person) or to shorten or lengthen any time period under the Rights Agreement; provided,
                                                                      --------
however, that no amendment to adjust the time period governing redemption shall be made at such time as the Rights are not redeemable.

          A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A dated July 23, 1997 and a copy of Amendment No. 1 to Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to an Amended Registration Statement on Form 8-A/A dated February 9, 1999. A copy of the Rights Agreement is available free of charge from the Rights Agent. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.